Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Nxu, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Other	385,000,000 (3)	$0.69 (4)	$265,650,000	.0001102	$29,274.63
Total Offering Amounts					$265,650,000		$29,274.63
Total Fee Offsets							-
Net Fee Due							$29,274.63

(1) Fee calculated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 (this “Registration Statement”) also covers any additional shares of Class A common stock of Nxu, Inc. (the “Registrant”) that become issuable under the Nxu, Inc. 2023 Omnibus Incentive Plan (the “Plan”) by reason of any future share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of common stock.

(3) This Registration Statement covers 350,000,000 shares of Class A common stock authorized and reserved for issuance under the Plan plus an additional 35,000,000 shares of Class A common stock that may be issued in accordance with the “recycling” provisions of the Plan, which provide that shares of Class A common stock subject to certain forfeited, canceled, exercised, paid, terminated or expired equity awards may be re-issued under the Plan.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based on the average of the high and low prices of a share of the Registrant’s Class A common stock on the Nasdaq Capital Market on May 15, 2023, a date within five business days of the date of this Registration Statement.